UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2020

SIGMA LABS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol, Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (505) 438-2576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGLB	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock, par value $0.001 per share	SGLBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 3, 2019, Sigma Labs, Inc. (“we,” “us,” “our,” “Sigma,” or the “Company”) appointed Mark Ruport to serve as our Executive Chairman and as a member of our Board of Directors. As a result of Mr. Ruport’s appointment as a director, the Company’s six-member Board of Directors is comprised of only three independent directors. Accordingly, on January 14, 2020, Sigma received a notice from Nasdaq acknowledging the fact that Sigma does not meet the requirements of Nasdaq’s majority of independent director requirement as set forth in Nasdaq Listing Rule 5605(b)(1).

In accordance with Nasdaq Listing Rules, Sigma has 45 calendar days to submit to Nasdaq a plan to regain compliance with Nasdaq Listing Rule 5605(b)(1). If Nasdaq accepts the Company’s plan, Nasdaq can grant an extension of up to 180 calendar days from the date of Nasdaq’s letter (i.e., until July 12, 2020) to evidence compliance.

Our Board intends to identify candidates and to appoint a new director who satisfies the requirements of Nasdaq Listing Rule 5605(b)(1) prior to the expiration of the applicable compliance and cure periods.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sigma Labs, Inc.
January 21, 2020
	By:	/s/ John Rice
	Name:	John Rice
	Title:	President and Chief Executive Officer

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